                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 15)

Filed by Registrant                              [X]
Filed by Party other than the Registrant         [ ]

Check the appropriate box:
  [ ]                                            Preliminary Proxy Statement
  [ ]                                            Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14-6(e)(2)
  [X]                                            Definitive Proxy Statement
  [ ]                                            Definitive Additional Materials
  [ ]                                            Soliciting Material Pursuant to
                                                 Sec. 240.14a-11(c) or
                                                 240.14a-12


                             HANCOCK HOLDING COMPANY

Payment of Filing Fee (Check the appropriate box):

  [X]                                            No fee required.
  [ ]                                            Fee computed on table below per
                                                 Exchange Act Rules 14a-6(i)(4)
                                                 and 0-11.
  1)                                             Title of each class of
                                                 Securities to which transaction
                                                 applies:

  2)                                             Aggregate number of securities
                                                 to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange
                                                 Act Rule 0-11 (Set forth the
                                                 amount on which the filing fee
                                                 is calculated and state how it
                                                 was determined):
  4)                                             Proposed maximum aggregate
                                                 value of transaction:
  5)                                             Total fee paid:

  [ ]                                            Fee paid previously with
                                                 preliminary materials

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)                                             Amount Previously Paid:
  2)                                             Form, Schedule or Registration
                                                 Statement No.: 14-A
  3)                                             Filing Party: Hancock Holding
                                                 Company
  4)                                             Date Filed: January 25, 1999

                             HANCOCK HOLDING COMPANY
                                ONE HANCOCK PLAZA
                                2510 14TH STREET
                               GULFPORT, MS 39501
                                  (228)868-4744
                                January 25, 1999


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         The annual meeting of shareholders of Hancock Holding Company will be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on February 25, 1999, at 5:30 p.m., for the following purposes:

    1. To elect three (3) Directors to hold office for a term of three (3) years or until their successors are elected and qualified.

    2. To approve the appointment of Deloitte & Touche LLP, as the Independent Public Accountants for the Company.

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.


         Only those shareholders of record at the close of business on December 31, 1998, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.



                                By Order of the Board of Directors

                                /s/ LEO W. SEAL, JR.

                                Leo W. Seal, Jr.
                                President & CEO

                             HANCOCK HOLDING COMPANY
                                ONE HANCOCK PLAZA
                                2510 14TH STREET
                           GULFPORT, MISSISSIPPI 39501
                                 PROXY STATEMENT
                                JANUARY 25, 1999

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the "Company" or "HHC") for the annual meeting of shareholders to be held on February 25, 1999, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on December 31, 1998 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be first mailed on January 25, 1999.

         This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to record date to submit their request for proxy solicitation materials, and they are shipped same day to nominees or their designated agent to process to non-objecting beneficial owners (nobo) and objecting beneficial owners (obo) holders. Corporate Communications is contracted by the company to solicit proxy requests at a cost of approximately $3,500, plus customary expenses. The contact at Corporate Communications is Mr. Roy Alley, P. O. Box 101190, Nashville, TN 37224. He can be reached at telephone number (615) 254-3376. All nominees and brokers will be reimbursed the allowable charges as per S.E.C. regulations. The Company will bear the cost of the solicitation of proxy materials. All requests for payment should be directed to:
Hancock Holding Company, Investor Relations, P. O. Box 4019, Gulfport, MS 39502.

         Pursuant to Mississippi Law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi Law specifically requires a greater number of affirmative votes on a particular matter. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

         Holders of record of the Company's Common Stock, par value $3.33 per share (The "Common Stock"), as of December 31, 1998 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. On December 31, 1998, there were 10,508,161 shares of Common Stock were outstanding and entitled to vote (after deducting an aggregate of 564,609 shares held in Treasury). Of this total, 1,142,920.8 shares of the Common Stock were held in 178 various trust accounts by the Trust Department of the Company's wholly-owned subsidiary, Hancock Bank, in a fiduciary capacity as trustee under terms that permit the Trust Department to vote the shares (either by itself or jointly with others). It is expected that these 1,142,920.8 shares will be voted in favor of the election of the nominees listed on page 4, and the appointment of Deloitte & Touche LLP.

         Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned by him in the election of each director. With respect to the election of three (3) directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three
(3), will be elected. If the Proxy is marked to vote for the three (3) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) directors, he may line through or otherwise strike out the name of any nominee.

         Pursuant to Mississippi Law and the Company's Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

         The selection of Deloitte & Touch LLP, as the Company's Auditors for the fiscal year ending December 31, 1999 will be ratified if more votes are cast at the Annual Meeting favoring the appointment than opposing it.

         Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy: (1) by personally appearing at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" each of the proposals described below. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, (hereinafter referred to collectively as the "Banks") also may solicit Proxies personally. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

         The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on December 31, 1998 and entitled to vote will constitute a quorum.


PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

         The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as Directors. The term of each of the three (3) newly-elected directors will expire at the Annual Meeting of Shareholders in 2002 and when his successor has been elected and qualified.

         The Company's Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting and until their successors has been elected and qualified. These staggered terms of service by directors of the Company will make it more difficult for the Company's shareholders to effect a change in the majority of the Company's directors since replacement of a majority of the Board of Directors will normally require two (2) annual meetings of shareholders. Accordingly, this provision may have the effect of discouraging hostile attempts to gain control of the Company, but is applicable to all elections of directors.

         It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

         Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder's notice must also set forth as to the shareholder giving notice: (i) the name and address of such shareholder; and (ii) the class and amount of such shareholder's beneficial ownership of the Company's Common Stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such shareholder's nomination should not be brought before the meeting that such nominee shall not be eligible for election as Director of the Company.




NOMINEES FOR DIRECTOR



JOSEPH F. BOARDMAN, JR. - currently a Director

         Additional information for Joseph F. Boardman, Jr. can be found in the section describing directors of the Company.

CHARLES H. JOHNSON - currently a Director

         Additional information for Charles H. Johnson can be found in the section describing directors of the Company.

THOMAS W. MILNER, JR. - currently a Director

         Additional information for Thomas W. Milner, Jr. can be found in the section describing directors of the Company.





PROPOSAL NO. 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS


         The Board of Directors has appointed Deloitte & Touche LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 1999, and until their successors are selected. Deloitte & Touche LLP and its predecessor, Touche Rosse & Company, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

         The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to appropriate questions.

         Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche LLP for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information concerning the number of shares of common stock of the Company held as of December 13, 1998 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company's outstanding shares:


                               NAME AND ADDRESS              AMOUNT AND
TITLE OF CLASS                 OF BENEFICIAL OWNER           NATURE OF                      PERCENT
                                                             BENEFICIAL OWNERSHIP(1)        OF CLASS
------------------------------------------------------------------------------------------------------
Common Stock                   Leo W. Seal, Jr.              1,163,557.3 (2)                11.1%
                               408 North Beach Blvd.
                               Bay St. Louis, Mississippi
                               39520

Common Stock                   Hancock Bank Trust            1,413,360.8(3)                 13.4%
                               Department
                               One Hancock Plaza
                               Gulfport, Mississippi 39501

------------------------

(1) Constitutes sole ownership unless otherwise indicated.
(2) Includes 2,437.5 shares owned by Mr. Seal's wife, 17.9 shares held by Mr. Seal's children, 96,800 shares held in a Charitable trust, of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares in three
(3) trusts held by the Hancock Bank Trust Department (not included in the 1,413,360.8 shares shown above as beneficially owned by the Trust Department) as to which Mr. Seal has sole voting rights, but no power of disposition. Mr. Seal's sister and her children are the beneficiaries of these trusts. It also includes 16,000 options and 4,000 Restricted stock shares which were granted to Mr. Seal in the 1996 Long-Term Incentive Plan.
(3) Consists of shares held and voted by the Hancock Bank Trust Department as trustee for 178 different accounts. Within these 178 accounts, the Trust Department has sole voting rights on 1,127,490.8 shares, shared voting rights on zero shares and no power to vote 286,117.4 shares. The Trust Department has the sole right to dispose of 1,134,390.8 shares, shared right to dispose of zero shares and no authority to dispose of 279,217.4 shares.

DIRECTORS OF HHC

JOSEPH F. BOARDMAN, JR.

         Director since 1984, Chairman of the Board since 1987. Retired Director of Coast Materials Company (Ready Mixed Concrete Business), Gulfport, Mississippi
         Term of Office: For a three year period to expire in 1999, NOMINEE FOR ELECTION
         Age: 69

JAMES B. ESTABROOK, JR.

         Director since 1995. Mr. Estabrook's principal occupation has been as President of Estabrook Motor Co., Inc. since 1967. Mr. Estabrook also serves in the capacities at the companies indicated: President of Weaver Motor Co., Inc. (Automobile Dealerships); President of Auto Credit Inc. (Auto Finance Business); General Partner, Estabrook Properties, LP (Real Estate business ) ;Vice President, Falcon Leasing and Rental, Inc., (Daily Rental Automobile Business) Pascagoula, Mississippi; and Advisory Director, Hancock Bank since 1985.
         Term of Office: For a three year term to expire in 2001
         Age: 54

CHARLES H. JOHNSON

         Director since 1987. President and Business Manager of Charles H. Johnson, Inc. (Residential General Contracting Business), Waveland, Mississippi; Secretary , Universal Warehouse, Inc., (Mini-Storage Business), Waveland, Mississippi.
         Term of Office: For a three year period to expire 1999, NOMINEE FOR ELECTION
         Age: 65

L. A. KOENENN, JR.

         Director since 1988. Public Accountant with the firm L. A. Koenenn, Jr., Gulfport, Mississippi since 1946
         Term of Office: For a three year term to expire in 2000
         Age: 79

VICTOR MAVAR

         Director since 1993. President of Mavar, Inc. (Real Estate Firm), Biloxi, Mississippi; Vice President G & R Radio Inc., Biloxi, Mississippi
         Term of Office: For a three year term to expire in 2001
         Age: 72

THOMAS W. MILNER, JR.

         Director since 1984. Retired Vice Chairman of the Board, Hancock Bank, Gulfport, Mississippi
         Term of Office: For a three year period to expire 1999, NOMINEE FOR ELECTION
         Age: 85

DR. HOMER C. MOODY, JR.

         Director since 1984. Retired Doctor of Veterinary Medicine, Poplarville, MS
         Term of Office: For a three year period to expire in 2000
         Age: 74

GEORGE A. SCHLOEGEL

         Director of Company since 1984. President, Hancock Bank, Gulfport since 1990, Vice Chairman of the Board of Hancock Holding Company since 1984; Director of Hancock Bank of LA, since 1990. Director of Mississippi Power Company, Gulfport, Mississippi . Mr. Schloegel was employed part-time with Hancock Bank from 1956-1959 and began full-time employment in 1962. He served in various capacities until being named President in 1990.
         Term of Office: For a three year term to expire in 2000
         Age: 58

LEO W. SEAL, JR.

         Director of the Company since 1984. Chief Executive Officer, Hancock Bank, Gulfport, Mississippi since 1977; President and Chief Executive Officer, Hancock Holding Company, since 1984; Advisory Director, Hancock Bank of Louisiana since 1993. Mr. Seal was employed by Hancock Bank in 1947. He was elected to the Board of Directors of Hancock Bank in 1961 and named President in 1963. In 1977, he was named President and Chief Executive Officer of Hancock Bank.
         Term of Office: For a three year period to expire in 2001
         Age: 74


          GEORGE A. SCHLOEGEL IS A DIRECTOR OF MISSISSIPPI POWER COMPANY, GULFPORT, MISSISSIPPI. NONE OF THE OTHER DIRECTORS OF THE COMPANY ARE DIRECTORS OF ANOTHER COMPANY WITH A CLASS OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 OR SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 15(d) OF THE ACT, OR REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940.

SECURITY  OWNERSHIP OF MANAGEMENT
(As of December 13, 1998)


                                                               AMOUNT AND
TITLE OF CLASS                 NAME OF BENEFICIAL OWNER        NATURE OF                    PERCENT
                                                               BENEFICIAL OWNERSHIP(1)      OF CLASS
-----------------------------------------------------------------------------------------------------
DIRECTORS

Common Stock                   Joseph F. Boardman, Jr.            10,471.7   (2)             0.10%

Common Stock                   James B. Estabrook, Jr.             1,860.0   (3)             0.02%

Common Stock                   Charles H. Johnson                  7,267.9                   0.07%

Common Stock                   L A Koenenn, Jr.                    4,080.0   (4)             0.04%

Common Stock                   Victor Mavar                       16,366.0                   0.15%

Common Stock                   Thomas W. Milner, Jr.               2,815.0                   0.03%

Common Stock                   Dr. Homer C. Moody, Jr.            11,308.0   (5)             0.11%

Common Stock                   George A. Schloegel               123,197.3   (6)             1.17%

EXECUTIVE OFFICERS

Common Stock                   Leo W. Seal, Jr.                1,163,557.3   (7)            11.08%

Common Stock                   Theresa Johnson                     1,599.0   (8)             0.02%

Common Stock                   A. Hartie Spence                    6,570.6   (9)             0.06%

Common Stock                   Charles A. Webb, Jr.               10,738.9  (10)             0.10%

Common Stock                   Directors and Executive
                               Officers as a Group             1,794,653.8  (11)            17.09%


-----------------------------
(1)  Constitutes sole ownership unless otherwise indicated.
(2)  Includes  475.9 shares owned by Mr. Boardman's wife.
(3)  Includes  883 shares owned by Mr. Estabrook's minor child.
(4)  Represents  4,080 shares held in the L. A. Koenenn, Jr. and Mae D. Koenenn
Revocable Trust, Mr. Koenenn has the sole power to vote and dispose of   these
shares
(5) Includes 4,907 shares owned Dr. Moody's wife; 702 shares owned jointly by his wife and children, and 699 shares owned by Dr. Moody jointly with his children.
(6) Includes 37,651 shares owned jointly by Mr. Schloegel and his wife; 203.1 shares owned directly by his spouse; 108.9 shares owned by Mr. Schloegel's son; 11,000 options and 3,000 Restricted Stock Awards granted to Mr. Schloegel in the 1996 Long-Term Incentive Plan.
(7) Includes 2,437.5 shares owned by Mr. Seal's wife, 17.9 shares owned by his children, 96,800 shares held in a charitable trust of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares held in a fiduciary capacity by Hancock Bank's Trust Department as to which Mr. Seal has sole voting rights but no power of disposition. Mr. Seal's sister and her children are beneficiaries of these trusts. Mr. Seal disclaims beneficial ownership of these 434,823 shares. It also includes 16,000 options and 4,000 Restricted Stock Awards granted to Mr. Seal in the 1996 Long-Term Incentive Plan.
(8) Includes 350 Restricted Stock Awards granted to Ms. Johnson in the 1996 Long-Term Incentive Plan.
(9) Includes 466 shares held in an I.R.A. for Mr. Spence, 5,700 options and 400 Restricted Stock Awards granted Mr. Spence in the 1996 Long Term Incentive Plan.
(10) Includes 9687.2 shares owned jointly with Mr. Webb's wife and 350 Restricted Stock Awards granted Mr. Webb in the 1996 Long-Term Incentive Plan.
(11) Includes all shares beneficially owned by the Directors, shares disclaimed by Mr. Seal, and all three (3) Executive Officers of the Company as a group. The group consists of 12 people.

EXECUTIVE OFFICERS OF HHC

THERESA JOHNSON

         Executive Vice President, Hancock Bank since 1985, Advisory Director, Hancock Bank since 1985; Executive Vice President, Hancock Holding Company since 1992; Treasurer Hancock Holding Company since 1995. Ms. Johnson joined Hancock Bank following the acquisition of Pascagoula Moss Point Bank.
         Age: 71
         Term: Appointed to serve until a successor is appointed by the Board of Directors.

GEORGE A. SCHLOEGEL

         Refer to the section describing Directors of the Company.

LEO W. SEAL, JR.

         Refer to the section describing Directors of the Company.

A. HARTIE SPENCE

         Chairman of the Board, Hancock Bank of Louisiana since 1996; President of Hancock Bank of Louisiana since 1997. Prior to that Mr. Spence served as President of the Calcasieu Marine National Bank, Calcasieu, Louisiana from 1987 to 1996.
         Age: 58
         Term: Appointed to serve until a successor is appointed by the Board of Directors

CHARLES A. WEBB, JR.

         Executive Vice President, and Secretary, Hancock Holding Company since 1992; Director Hancock Bank since 1995; Executive Vice President, Hancock Bank since 1977; Director, Hancock Bank of Louisiana since 1990. Mr. Webb was employed by Hancock Bank in 1948. He served as Vice President and Secretary of the Company from 1984 until 1992.
         Age: 68
         Term: Appointed to serve until a successor is appointed by the Board of Directors

         NO FAMILY RELATIONSHIP EXISTS BETWEEN ANY DIRECTORS, EXECUTIVE OFFICERS, OR PERSONS NOMINATED TO BECOME A DIRECTOR OF THE COMPANY.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         All Directors, Executive Officers, and Nominees of the Company have filed all required insider reporting forms with the U. S. Securities & Exchange Commission in a timely manner.


                             EXECUTIVE COMPENSATION
                      SUMMARY MANAGEMENT COMPENSATION TABLE


--------------------------------------------------------------------------------------------------------------------------
                                                                           LONG-TERM COMPENSATION
                      ANNUAL COMPENSATION                        AWARDS                              PAYOUTS
--------------------------------------------------------------------------------------------------------------------------
NAME                                                OTHER      RESTRICTED       STOCK                ALL OTHER
AND                                                 ANNUAL     STOCK            OPTIONS              COMPENSATION
PRINCIPAL                                           COMPEN-    AWARD(S)         (#)(1)               ($)(2)
POSITION         YEAR       SALARY($)    BONUS($)   SATION                      ($)
---------------------------------------------------------------------------------------------------------------------------
Leo W. Seal,     1998       103,846           0      1,075(3)  87,000(7)         8,000               2,468
Jr. CEO,                                            18,000(4)
Hancock Bank,                                        1,175(5)
President &                                          8,669(6)
CEO, HHC         1997       100,000           0      1,083(3) 204,000(7)         8,000               2,312
                                                    18,000(4)
                                                       460(5)
                                                     8,119(6)
                 1996       100,000           0        984(3)       0            8,000               2,700
                                                    18,000(4)
                                                     1,048(5)
                                                     8,332(6)
George A.        1998       288,692      55,000      1,045(3)  87,000(8)         7,000               7,470
Schloegel                                            4,013(4)
President,                                             987(5)
Hancock Bank,                                        2,804(6)
Vice Chm, HHC    1997       265,500      50,000      1,208(3) 162,000(8)         7,000               6,671
                                                     3,081(4)
                                                     1,919(5)
                                                     2,562(6)


                             EXECUTIVE COMPENSATION
                  SUMMARY MANAGEMENT COMPENSATION TABLE (CONT.)


---------------------------------------------------------------------------------------------------------------
                                                                         LONG-TERM COMPENSATION

                  ANNUAL COMPENSATION                                AWARDS                     PAYOUTS
---------------------------------------------------------------------------------------------------------------
NAME                                               OTHER         RESTRICTED       STOCK          ALL OTHER
AND                                                ANNUAL        STOCK            OPTIONS        COMPENSATION
PRINCIPAL                                          COMPEN-       AWARDS           (#)(1)         ($)(2)
POSITION           YEAR    SALARY($)    BONUS($)   SATION        ($)
---------------------------------------------------------------------------------------------------------------

George A.          1996    247,231      50,000     1,659(3)           0           4,000          7,019
Schloegel                                          3,954(4)
President, Cont.                                   1,046(5)
                                                   2,700(6)
A. Hartie          1998    182,769      10,000     2,569(3)       4,350(9)        1,500              0
Spence, Pres.                                      5,000(5)
And Director                                       1,178(6)
Hancock Bank of
LA
Charles A. Webb,   1998    155,769      25,000     1,739(3)      10,875(10)           0          3,640
Jr. Ex. V.P.,                                      5,000(4)
Hancock Bank,                                      7,852(6)
Ex. V.P., Sec.
HHC
                   1997    150,000      25,000     1,263(3)      19,000(10)           0          3,410
                                                   5,000(4)
                                                   7,173(6)
                   1996    142,269      25,000     1,498(3)           0               0          3,983
                                                      31(4)
                                                   4,969(5)
                                                   7,560(6)
Theresa Johnson    1998    135,000       9,000       437(3)           0               0          3,172
Exec. VP &                                         8,869(6)
Treasurer HHC
                   1997    130,000      11,000       441(3)      19,000(11)           0          2,972
                                                   7,757(6)
                   1996    126,308      11,000       495(3)           0               0          3,471
                                                   7,560(6)

--------------------------
(1) Restricted stock shares were awarded January 17, 1997 for the calendar year 1996, a total of 10,200 shares were awarded to these executives with an award price of $42 per share. Awards for the calendar year 1997 were awarded December 11, 1997 , a total of 4,500 shares were awarded to these executives at the price of $60 per share. Awards for the calendar year 1998 were awarded December 24, 1998 , a total of 4,350 shares were awarded to these executives at the price of $43.50 per share.
(2) Includes stock purchase plan contribution and profit sharing plan contribution.
(3) Automobile compensation.
(4) Deferred compensation.
(5) Executive Supplemental plan.
(6) Cost of excess life insurance.
(7) Represents the fair market value on the date of grant (12/24/98) of 2,000 restricted stock shares which were awarded for the calendar year 1998, 2,000 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 2,000 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1998, Mr. Seal held 6,000 restricted shares in the aggregate, at a value of $341,000.
(8) Represents the fair market value on the date of grant, (12/24/98) of 2,000 restricted stock shares which were awarded for the calendar year 1998, 1,000 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 2,000 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1998, Mr. Schloegel held 7,000 restricted shares in the aggregate, at a value of $298,375.
(9) Represents the fair market value on the date of grant (12/24/98) of 100 restricted stock shares which were awarded for the calendar year 1998. On December 31, 1998, Mr. Spence held 500 restricted shares in the aggregate, at a value of 21,312.50.
(10) Represented the fair market value on the date of grant (12/24/98) of 250 restricted stock shares which were awarded for the calendar year 1998, 100 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 250 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1998, Mr. Webb held 600 restricted shares in the aggregate, at a value of $25,575.
(11) Represents the fair market value on 250 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97), and 100 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97). On December 31, 1998, Ms. Johnson held 350 restricted shares in the aggregate, at a value of $14,918.75.

OPTION GRANTS

         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1998 to the named executives. Restricted Stock Awards are disclosed under the Executive Compensation Table.


                     Stock Option Grants in Last Fiscal Year
                                Individual Grants


                                                                                  Potential
                                                                               Realizable Value

                       Options   Percent of       Option        Expiration                                 Grant Date
Name                   Granted   Total Granted    Price($)      Date           5%            10%           Present Value ($)
-------------------    -------   -------------    --------      ----------     -----------   -----------   -----------------
George A. Schloegel    4,702     18.11%           $43.50(1)     12-24-2008     $128,654.00   $326,032.00   $204,537.00
                       2,298      8.86%           $43.50(1)     12-24-2008     $ 62,877.00   $159,341.00   $ 99,963.00

Leo W. Seal, Jr.       5,911     22.78%           $43.50(1)     12-24-2008     $161,734.00   $409,863.00   $257,128.50
                       2,089      8.05%           $47.85(2)     12-24-2003     $ 25,081.00   $ 55,523.00   $ 90,871.50

A. Hartie Spence       1,500      5.78%           $43.50(1)     12-24-2008     $ 41,042.00   $104,008.50   $ 65,250.00

------------------
(1) Stock options were issued at the fair market value on the date of grant, 12/24/98.
(2) Stock options granted were issued at 110% of the fair market value on the date of grant, 12/24/98.


OPTION EXERCISES

         The following Table sets forth certain information regarding individual exercises of stock options during 1998 and unexercised options granted to each of the named executives and held by them at the end of 1998.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                              Number of Unexercised Options     Value of In-the-money
                                                                                     Options(3)
                  Shares
                  Acquired      Value
Name              on Exercise   Realized       Exercisable    Unexercisable  Exercisable    Unexercisable
----------------  -----------   --------       -----------    -------------  -----------    -------------
A. Hartie Spence  0             $0.00           4,166(1)      1,500(4)       $177,575.75    $ 63,937.50
                                                1,534(2)      None           $ 65,386.75    None

George A.         0             $0.00           4,166(1)      2,298(4)       $177,575.75    $ 97,952.25
Schloegel
                                                6,834(2)      4,785(4)       $291,299.25    $203,960.63

Leo W. Seal, Jr.  0             $0.00           3,787(1)      2,089(1)       $161,420.88    $ 89,043.63
                                $0.00          12,213(2)      5,911(4)       $520,579.13    $251,956.38

--------------------

(1) Stock Options granted are exercisable one year after the date of the grant. Grant date was December 24, 1998.
(2) Stock Options are exercisable six months after the date of grant.
(3) Based on closing price on the NASDAQ National Market System of $42.625 on December 31, 1998.
(4) Stock Options granted are exercisable 25% after the first year, then an additional 25% for each of the next three years.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Company has an Audit Committee currently composed of J. F. Boardman, Jr., L. A. Koenenn, Jr., William Powers, Philip Terrell, Ph.D., and Robert Occhi. The Audit Committee oversees the operation of the Company's Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met six (6) times during 1998.

         The Company has a Loan Review Committee which meets monthly and is currently composed of the following members: Joseph F. Boardman, Jr., James B. Estabrook, Jr., Charles A. Webb, Jr., Leo W. Seal, Jr., Frank Bertucci, Dwight Evans, Charles H. Johnson, Victor Mavar and George Schloegel. It met twelve (12) times during 1998.

         The Company has a Compensation Committee which determines the salary of the executive officers of the Company. It met two (2) times during 1998 and is composed of J. F. Boardman, Jr., James B. Estabrook, Jr., Charles H. Johnson, L.
A. Koenenn, Jr., Victor Mavar, T. W. Milner, Jr., Dr. H. C. Moody, Jr., and A.
F. Dantzler, Jr.

         The Company also has an Executive Committee composed of the following members: A. F. Dantzler, Jr., Chairman; Leo W. Seal, Jr., George A. Schloegel, and Joseph F. Boardman, Jr. The Executive Committee met six (6) times in 1998.

         The Company does not have a Nominating Committee.

         Hancock Bank has, among other committees, an Investment Committee which meets monthly, an Insurance Committee which meets annually and a Salary Committee. The Salary Committee is composed of 12 members who determine wages and compensation for the Bank's officers and other employees. George A. Schloegel and Leo W. Seal, Jr., both of whom are Directors of the Company, are two of the 12 members. The Salary Committee of Hancock Bank met twenty-one (21) times during the year ended December 31, 1998.

         The Board of Directors of the Company met a total of thirteen (13) times during the year ended December 31, 1998. During 1998, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served, with the exception of Mr. Milner who attended 69% of the Board of Directors and the Committees on which he served.

DIRECTOR'S FEES

         Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e. all Directors except Messrs. Seal and Schloegel) receive $275 for each regular Board Meeting attended and $200 for each Special Board Meeting attended. Directors may elect to defer the receipt of their director's fees for a specified period of time. Directors who choose such deferral also receive a $20,000 term life insurance policy. During 1998, Messrs. Milner and Johnson participated in this deferral program. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are also Directors of one of the Banks, receive an additional $275 for each meeting of the Bank's Board of Directors attended, provided that such meetings are not held on the same day as meetings of the Company. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank Committee, also receive $225 for each committee meeting attended and $100 for each loan committee meeting attended that is held in Gulfport, Mississippi.

PENSION PLAN

         Hancock Bank, along with some of its affiliated companies, maintains a noncontributory integrated pension plan and trust agreement (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained 21 years of age. Employees become participants in the Pension Plan on January 1 or July 1 following the satisfaction of the eligibility requirements.

         The benefit formula was modified by an amendment and restatement of the Pension Plan dated December 31, 1992. Under this formula, a participant accrues his benefit under the Pension Plan on the basis of his years of service with the Bank and its affiliated companies, his years of participation in the Pension Plan, his average annual compensation (calculated by using his base compensation for the five consecutive years of service that produce the highest average), and Social Security laws and amounts. His benefit accrues in increments based on his years of participation at any time of determination and the number of years of participation he would have at his normal retirement age [that is, the date on which the participant has attained age 65 but not earlier than the fifth anniversary of the first day of the Pension Plan year (January 1 - December 31) during which the participant commenced participation in the Pension Plan].

         A participant's normal retirement date is the first day of the month coincident with or immediately proceeding his normal retirement age. A participant is eligible to elect early retirement after he has either (1) completed fifteen years of service and attained age 55 or (2) completed twelve years of service and attained age 62.

         A participant becomes vested in his accrued benefit under the Pension Plan upon the earlier of attainment of his normal retirement age or the completion of five years of service. A participant with a vested accrued benefit will be entitled to receive a retirement benefit upon termination of his employment. In some situations, distributions may be delayed until the participant attains his normal or early retirement date. The spouse or other beneficiary of a vested participant who dies while employed will be eligible for a survivor benefit.

         The normal form of benefit under the Pension Plan (1) for unmarried participants generally is a ten year certain and life annuity, and (2) for married participants generally is a joint and 50% survivor annuity which is the actuarial equivalent of the unmarried participant's normal form. A participant may elect certain specified optional forms of distribution.

         The Pension Plan provides for the Banks and other participating companies to make all contributions to the Pension Plan in amounts sufficient to fund benefit payments and to satisfy legal funding requirements. All contributions are held in a trust fund of which Hancock Bank is the trustee. Pension costs were $1,486,323.00 for 1998.

         The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in 1999 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.


                          PENSION PLAN TABLE(1)(2)(3)


RENUMERATION($)            15          20          25          30           35          40           45           50
---------------          ------      ------      ------      ------       ------     -------      -------      -------

 50,000                  11,430      15,540      19,650      23,870       27,870      31,980       36,090       40,200
100,000                  24,030      32,640      41,250      49,860       58,470      67,080       75,690       84,300
150,000                  36,630      49,740      62,850      75,960       89,070     102,180      115,290(4)   128,400
200,000(5)               39,150      53,160      67,170      81,180       95,190     109,200(4)   123,210(4)   137,220
250,000(5)               39,150      53,160      67,170      81,180       95,190     109,200(4)   123,210(4)   137,220

(1) Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years, Mr. Spence will be 9; for Mr. Seal was 42; for Ms. Johnson was 45; for Mr. Webb was 47.

(2) Earnings covered by the Pension Plan consist of base salary and do not include bonuses. The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula.

(3) This table reflects the normal form of benefit under the Pension Plan which is a life annuity with 120 payments guaranteed.

(4) The annual amount exceeds the IRC Section 415 limit of $117,000 for a ten year certain and life annuity. The Section 415 is indexed so that these amounts may eventually be paid.

(5) The table also reflects the IRC Section 401(a)(17) which limits compensation for Pension Plan purposes to $160,000 for 1998.

         Compensation covered by the Pension Plan is found in the salary column of the Summary Management Compensation Table for the named executive offices of the Company. It covers the three years listed in the Table and 1994 and 1995.

         Covered compensation for named executive officers as of the end of the last calendar year is: Johnson $125,440; Schloegel $230,800; Seal $94,000; Spence $173,000; and Webb $138,320.


EXECUTIVE SUPPLEMENTAL REIMBURSEMENT PLAN

         Hancock Bank maintains an Executive Supplemental Reimbursement ("ESR Plan") for members of the Banks' Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel, Charles A. Webb, Jr., Theresa Johnson are four of the 12 members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member up to $5,000 of expenses that the committee members incurs during each calendar year for life insurance, education, residential security systems and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.


STOCK PURCHASE PLAN

         The Company maintains an Employee Stock Purchase Plan (the "ESPP") that is designed to provide the employees of the Company, the banks and certain subsidiaries of Hancock Bank, a convenient means of purchasing Common Stock of the Company. All employees (except Leo W. Seal, Jr.) of the Company, the Banks, and other participating subsidiaries, who have completed one year of continuous employment with the Company, the Banks, or the participating subsidiaries, and are 21 years of age, are eligible to participate in the ESPP.

         Each employee of the Company, the Banks, or a participating subsidiary who qualifies and does participate in the ESPP (a "Participant") is permitted to authorize payroll deductions, which may not exceed 5% of the Participant's base salary for the pay period. At the end of each plan year (January 1 through December 31) the participating company employing a Participant who is still employed at that time, contributes an amount equal to 25% of such Participant's payroll deductions for that plan year.

         Employee and Company contributions are forwarded to Hancock Bank's Trust Department, which uses the funds to purchase shares of the Company's Common Stock through brokers or dealers or directly from individuals (including officers, directors or employees of the Company, the Banks or the participating subsidiaries) at the prevailing market price on the NASDAQ National Market on the date of such purchase. Brokerage commissions, service charges and other transactional costs associated with the purchase of shares by the ESPP, if any, are paid by the ESPP from its assets (and therefore are borne indirectly by the ESPP Participants). Administrative fees and expenses are paid by the Company. Purchases are made in the name of the ESPP at such times and in such amounts as Hancock Bank's Trust Department deems appropriate, and shares are allocated to each Participant as of June 30 and December 31 of each year. A Participant may withdraw the Common Stock and cash held in his Hancock Bank account after each allocation period (but only once in a plan year without penalty).

         For 1998, Hancock Bank contributed $3,626.36 under the ESPP Plan on behalf of George A. Schloegel. This is the only executive officer of the Company who participates in the ESPP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report reflects the Company's compensation philosophy for all executive offices, as endorsed by the Board of Directors and the Compensation Committee. The Committee, comprised of the Company Directors, excluding Messrs. Seal and Schloegel, named below, determines annual base salary adjustments and annual bonus awards.

         In determining the compensation to be paid to the Company's executive officers in 1998, the Compensation Committee employed the compensation policies designed to align the compensation with the Company's overall business strategy, values, and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.

         Additionally, the Company subscribes to and participates in the Wyatt Data Services/Cole Survey for Financial Institutions Compensation and the Mississippi and Louisiana Bankers Associations' surveys, which provide the Committee with comparative compensation data from the Company's market areas and its peer groups. In addition to this, in 1995 the Company retained Towers Perrin, a Consulting Firm, to review Hancock Bank's Compensation and Benefits Programs. This information is used by the Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

         For personal reasons, as well as a long time philosophy of Mr. Seal and his father who served before him, Mr. Seal's compensation is relatively low in comparison to other chief executive officers of comparable institutions. His compensation is the result of Mr. Seal's express wishes, and is in no way reflective of his performance, ability as CEO, or his value to the Company.

         Submitted by the Company's Compensation Committee:

J. F. Boardman, Jr.            Victor Mavar
James B. Estabrook, Jr.        T. W. Milner, Jr.
Charles H. Johnson             Dr. H. C. Moody, Jr.
L. A. Koenenn, Jr.             A. F. Dantzler, Jr.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Directors, Officers, and Principal Shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or embody other unfavorable features. At December 31, 1998, the aggregate amount of such loans and extensions of credit outstanding was approximately $6.3 million.

         Leo W. Seal, Jr. serves as President of Hancock Insurance Agency ("Hancock Insurance"), for which he receives no fees or other compensation. For the year ended December 31, 1998, the Company paid Hancock Insurance $848,466 in premiums for general insurance products which sum constituted approximately 33% of the gross consolidated revenues of Hancock Insurance for the year ended December 31, 1998. Some of the directors of the Company may be associated with businesses that from time to time engage in business transactions with the Company. Management believes that the terms of the insurance transactions between the Company and Hancock Insurance and the transactions with director affiliated companies were no less favorable to the Company than if the transactions had been made with nonaffiliates.

                     FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is the Media General Financial Services Industry Group 045-East South Central Banks and a list of the Companies included in the index follows the graph.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
          HANCOCK HOLDING CO., NASDAQ MARKET INDEX, AND MG GROUP INDEX




COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                                 --------------------------- FISCAL YEAR ENDING ----------------------------
COMPANY/INDEX/MARKET             12/31/1993   12/30/1994   12/29/1995   12/31/1996   12/31/1997   12/31/1998
Hancock Holding                      100.00        93.83       120.76       153.92       234.85       180.09

Regional Southeast Banks             100.00        98.95       146.35       186.82       323.28       307.89

NASDAQ Market Index                  100.00       104.99       136.18       169.23       207.00       291.96








                      ASSUMES $100 INVESTED ON JAN. 1, 1994
                          ASSUMES DIVIDEND REINVESTMENT
                        FISCAL YEAR ENDING DEC. 31, 1998

MEDIA GENERAL FINANCIAL SERVICES INDUSTRY GROUP CONSISTS OF:

Acadiana Bancshares, Inc.            Compass Bancshares, Inc.            Midsouth Bancorp
Admiralty Bancorp CL B               Eastern Virginia Bankshares         National Commerce Bancorp.
Alabama National Bancorp             Eufaula Bancorp, Inc.               Peoples Banctrust Co.
AmSouth Bancorporation               Farmers Capital Bank Corp.          Peoples Holding Co.
Area Bancshares Corp                 First American Corp., Tn            Premier Financial Bancorporation
Auburn National Banc Inc.            First Commercial Corp.              Regions Financial Corporation
Banc Corporation                     First M & F Corp.                   Republic Bancorp, Inc. CLA
BancorpSouth, Inc.                   First Tennessee Natl. Corp.         Republic Banking Corp.
Bank of the Ozarks, Inc.             First United Bancshares             S. Y. Bancorp, Inc.
Bankfirst Corporation                Florida Banks, Inc.                 Simmons First Natl. Corp.
Britton & Koontz Cap CP              FNB Corp.                           South Alabama Bancorp.
Cardinal Financial Corp              Hancock Holding Company             Southtrust Corp.
CBT Corp                             Hibernia Corp. A                    Trustmark Corp.
Colonial Bancgroup Cl A              ISB Financial Corp.                 Union Planters Corp.
Community Financial Grp              Lamar Capital Corp.                 United Financial Holding
Community Trust Bncp Inc.            Mid-America Bancorp.                Whitney Holding Corp.



                                  OTHER MATTERS

         The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement, or be available to respond to appropriate questions.

         THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS ENCLOSED. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL. ANY SHAREHOLDER WHO HAS NOT RECEIVED AN ANNUAL REPORT MAY OBTAIN ONE FROM THE COMPANY. THE COMPANY ALSO WILL PROVIDE, WITHOUT CHARGE, COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WISHING TO RECEIVE A COPY OF THE ANNUAL REPORT ON FORM 10-K ARE DIRECTED TO WRITE GEORGE A. SCHLOEGEL, VICE CHAIRMAN, AT THE ADDRESS OF THE COMPANY.

                        PROPOSALS FOR 2000 ANNUAL MEETING

         Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company's Proxy Statement and form of Proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than September 20, 1999.

         THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.


                                        By Order of the Board of Directors





                                         /s/ LEO W. SEAL, JR.
                                        ----------------------------------
                                        Leo W. Seal, Jr.
                                        President and C.E.O.


Dated:  January 25, 1999

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE, IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3. IF ANY OTHER MATTERS SHALL PROPERLY COME BEFORE THE MEETING, IT IS THE INTENTION OF
THE PERSONS NAMED AS PROXY HOLDERS TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR JUDGMENT.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

[                        ]       DATED:______________________________ 1999

                                 Signature________________________________

                                 Signature________________________________

                                 When signing as attorney, executor, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

                                 Number of shares:__________________________

                                 IF YOU PLAN TO ATTEND THE MEETING,

[                        ]       PLEASE CHECK HERE  [ ].

                                 WHETHER OR NOT YOU PLAN TO ATTEND,
                                 PLEASE SIGN AND RETURN AT ONCE.



                            PROXY FOR ANNUAL MEETING
HANCOCK HOLDING COMPANY, GULFPORT, MISSISSIPPI SOLICITED ON BEHALF OF THE BOARD
                                  OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of Hancock Holding Company, Gulfport, Mississippi, does hereby nominate, constitute, and appoint Joseph F. Boardman, Jr., George A. Schloegel and Leo W. Seal, Jr., as proxies of them (with full power of substitution), and hereby authorizes them to represent and vote, as designated below, all the shares of Hancock Holding Company held of record by the undersigned on December 31, 1998, at the Annual Meeting of its stockholders to be held at HANCOCK BANK, One Hancock Plaza, Gulfport, Mississippi, on February 25, 1999, or any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

     1. The election of the following 3 persons as directors, to serve until the Annual Meeting in 2002, or until each person's successor has been elected and qualified. (INSTRUCTION: AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE).

               JOSEPH F. BOARDMAN, JR.  [ ]       CHARLES H. JOHNSON  [ ]       THOMAS W. MILNER, JR.  [ ]

     For all nominees except as indicated  [ ]    withhold authority to vote for all nominees  [ ]

     2. Proposal to approve the appointment of Deloitte & Touche LLP, as the independent accountants of the Company.

      FOR  [ ]                   AGAINST  [ ]                    ABSTAIN  [ ]

     3. In their discretion, Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

      FOR  [ ]                   AGAINST  [ ]                    ABSTAIN  [ ]